UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2021

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2042 Corte Del Nogal, Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

(760) 918-9165

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Pursuant to an Amendment to Distribution and Development Agreement, dated as of July 1, 2021 (but actually signed August 2, 2021) between Sekisui Diagnostics, LLC and the Company’s Qualigen, Inc. diagnostics subsidiary, the Distribution and Development Agreement dated May 1, 2016 between Sekisui and Qualigen, Inc. (as previously amended) was amended to advance from May 1, 2022 to March 31, 2022 the scheduled termination date of Sekisui’s exclusive distribution right for Qualigen diagnostic products.

Item 1.02. Termination of a Material Definitive Agreement.

Pursuant to a notice of termination sent on June 22, 2021, the Company terminated for convenience, effective on July 3, 2021, the Sales Agreement dated November 6, 2019 between the Company and A.G.P./Alliance Global Partners. The Sales Agreement had established an “at-the-market offering” facility (with A.G.P./Alliance Global Partners as the sales agent), under which $28,030,917 of Company common stock remained to be sold at the time of termination, pursuant to the Company’s registration statement on Form S-3 (File No. 333-232798).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2021, the Company amended its bylaws to change the first sentence of Section 2.05, pertaining to the quorum requirement for meetings of stockholders, to read in full as follows: “Unless otherwise provided in the Certificate of Incorporation or these Bylaws, and subject to Delaware Law, the presence, in person or by proxy, of the holders of shares of the outstanding capital stock of the Corporation representing at least 35% of the votes entitled to be voted at a meeting of stockholders shall constitute a quorum for the transaction of business.”

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was commenced on July 15, 2021 and was adjourned to and completed on August 9, 2021. At the Annual Meeting, the Company’s stockholders voted on the following five matters and cast their votes as described below.

1. The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected:

	For	Authority Withheld	Broker Non-Vote
Michael Poirier	7,803,645	1,010,852	5,894,706
Amy Broidrick	7,451,983	1,362,514	5,894,706
Richard David	7,558,682	1,255,815	5,894,706
Sidney Emery, Jr.	7,919,786	894,711	5,894,706
Matthew Korenberg	7,580,472	1,234,025	5,894,706
Kurt Kruger	7,835,576	978,921	5,894,706
Ira Ritter	7,659,720	1,154,777	5,894,706

2. To ratify the appointment of Baker Tilly US, LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstained
13,928,314	607,305	173,584

3. To approve an amendment to the Company’s 2020 Stock Incentive Plan, to increase the number of shares of the Company’s common stock reserved under the 2020 Stock Incentive Plan by 3,500,000 shares, or from 4,057,157 shares to 7,557,157 shares.

For	Against	Abstained	Broker Non-Vote
5,409,693	3,099,718	305,086	5,894,706

4. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstained	Broker Non-Vote
6,402,283	2,034,464	377,750	5,894,706

5. To approve, on a non-binding, advisory basis, the frequency of future stockholder advisory votes to approve the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstained	Broker Non-Vote
7,681,046	146,780	400,302	586,369	5,894,706

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

10.1	Amendment to Distribution and Development Agreement between Sekisui Diagnostics, LLC and Qualigen, Inc., dated as of July 1, 2021 [signed August 2, 2021].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: August 13, 2021	By:	/s/ Michael S. Poirier
Michael S. Poirier, President and Chief Executive Officer